Filed
   AUG  21  2000
     C22472-00
IN  THE  OFFICE  OF
   S/Dean  Heller
Secretary  of  State
                            ARTICLES OF INCORPORATION

                                       OF

                            MAGELLAN FILM SAILS, INC.



          I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

          FIRST:  The  name  of  the  corporation  (hereinafter  called  the
          -----
corporation)  is:
          -

          Magellan  Filmed  Entertainment,  Inc.

          SECOND:  The  name of the corporation's resident agent in the State of
          ------
Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706. The mailing address and the street address of the said resident agent are identical.

          THIRD:  The number of shares the corporation is authorized to issue is
          -----
one thousand (1,000), all of which are without nominal or par value. All such shares are of one class and are designated as Common stock

          FOURTH:  The  governing  board of the corporation shall be styled as a
          ------
"Board of Directors", and any member of said Board shall be styled as a :Director."

          The number of members constituting the first Board of Directors of the corporation is two; and the name and the post office box or street address, either residence or business, of each of said members is as follows

          NAME                         ADDRESS
          ----                         -------
          Anthony  Romano               2893  Sea  Ride  Drive
                                   Malibu,  CA  90265

          Michel  Shane                    2893  Sea  Ride  Drive
                                   Malibu,  CA  90265

          The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors though less than a quorum.

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          FIFTH  The  name  and  post  officer  box  or  street  address, either
          -----
residence or business, of the incorporator signing these Articles of Incorporation are as follows:

          NAME:                    ADDRESS:
          ----                     -------
          Benjamin  R.  Reder,  Esq.          Cohen  &  Reder,  LLP
                                   8225  Santa  Monica  Boulevard
                                   Los  Angeles,  California  90046

          SIXTH:  The  corporation  shall  have  perpetual  existence.
          -----

          SEVENTH: The personal liability of the directors of the corporation is
          -------
hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

          EIGHTH:  The corporation shall, to the fullest extent permitted by the
          ------
General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which an indemnified person may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action by such indemnified person in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          NINTH:  The  nature of the business of the corporation and the objects
          -----
or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the General Corporation Law of the State of Nevada or under any act amendatory thereof, supplemental thereto, or substituted therefor.

          TENTH:  The corporation reserves the right to amend, alter, change, or
          -----
repeal any provision contained in these Articles of Incorporation in the manner now or thereafter prescribed by provision contained in these Articles of Incorporation in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on August 17, 2000.




      /s/Benjamin  R.  Reder
     ---------------------------
          Benjamin  R.  Reder

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